Exhibit 99.1

Ideal Power Reports Fourth Quarter and Full Year 2020 Financial Results

AUSTIN, TX – March 17, 2021 -- Ideal Power Inc. (“Ideal Power” or the “Company”) (Nasdaq: IPWR), pioneering the development and commercialization of highly efficient and broadly patented B-TRAN™ bi-directional power switches, reported results for its fourth quarter and full year ended December 31, 2020.

“Throughout 2020, we sustained our momentum toward our commercialization goals and are moving into 2021 with excitement about our prospects for B-TRAN™ as a differentiated technology that can address a large and growing market, while armed with a strong balance sheet to make our vision a reality,” stated Dan Brdar, President and Chief Executive Officer of Ideal Power. “Recently, we successfully completed the second major milestone with United States Naval Sea Systems Command (NAVSEA) under our partnership with Diversified Technologies, Inc. (DTI), and are in receipt of the wafers from Teledyne’s second fabrication run. We also completed the design for a dedicated B-TRAN™ driver as well as a manufacturing-ready packaging design, key steps for our engineering sampling with potential customers. In 2021, our focus is on completing our wafer runs and device fabrication under the NAVSEA program, engaging with customers under our engineering sampling program, obtaining the customer feedback needed to develop an intelligent power module and laying the groundwork for the commercial agreements that we expect to result in commercial revenue in 2022.”

Key Recent Operational Highlights

•	Completed the second major milestone under the NAVSEA program in partnership with DTI to demonstrate B-TRAN™ enabled high efficiency direct current circuit breakers as we received wafers from Teledyne’s second fabrication run. These wafers are being tested for selection and packaging into B-TRAN™ devices.
•	In collaboration with The University of Texas at Austin’s Semiconductor Power Electronics Center:
o	Finalized the development and fabrication of a new B-TRAN™ driver for use in the customer sampling program; and
o	Under the NAVSEA program, finalized the development of a second packaging design to incorporate design for manufacturing feedback received from a commercial packaging firm.
•	Hired a Vice President of Business Development with a strong semiconductor background in both silicon and silicon carbide devices and established customer relationships in the electric vehicle and renewable energy market segments.
•	B-TRAN™ Patent Estate: Currently have 58 issued B-TRAN™ patents with 21 of those issued outside of the United States and 26 pending B-TRAN™ patents. Current geographic coverage now includes North America, China, Japan and Europe, with potential to expand coverage into South Korea and India.
•	In February 2021, completed an underwritten public offering of 1.4 million shares of common stock for net proceeds of $21.2 million to fund B-TRAN™ commercialization and development and general corporate and working capital purposes.
•	Subsequent to year-end and through the end of February 2021, raised an additional $3.2 million from the exercise of then-outstanding warrants.

Fourth Quarter and Full Year 2020 Financial Results

•	Grant revenue was $0.3 million in the fourth quarter of 2020 and $0.4 million for the full year 2020.
•	Operating expenses in the fourth quarter of 2020 were $1.1 million compared to $0.8 million in the fourth quarter of 2019 on higher research and development spending.
•	Operating expenses in the full year 2020 were $4.1 million compared to $3.1 million in the full year 2019, primarily on higher research and development spending as well as higher stock-based compensation expense.
•	Net loss in the fourth quarter of 2020 was $1.1 million compared to $0.8 million in the fourth quarter of 2019.
•	Net loss in the full year 2020 was $7.8 million, inclusive of non-cash warrant inducement expense of $3.7 million, compared to $3.9 million in the full year 2019. The full year 2019 included a $0.8 million loss from discontinued operations.
•	Cash used in operating activities for the full year 2020 was $3.0 million compared to $3.2 million in the full year 2019. The full year 2019 included $0.7 million of cash used in operating activities related to discontinued operations.
•	In 2020, the Company raised net cash proceeds of $2.5 million from an early warrant exercise transaction.
•	Cash and cash equivalents totaled $3.2 million at December 31, 2020.
•	Subsequent to year-end and through February 2021, the company raised an additional $3.2 million from the exercise of then-outstanding warrants. Additionally, in February 2021, the Company raised $21.2 million in net proceeds through an underwritten public offering of our common stock.
•	Long-term debt outstanding at December 31, 2020 was $0.1 million relating to a Payroll Protection Program loan received in the second quarter of 2020 to temporarily subsidize payroll and facilities costs in a business landscape impacted by the COVID-19 pandemic. Ideal Power has applied for, and currently expects, this loan to be forgiven.

Fourth Quarter 2020 Conference Call Details

Ideal Power CEO and President Dan Brdar and CFO Tim Burns will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Wednesday March 17, 2021
Time:	4:30 p.m. EST, 1:30 p.m. PST
Toll-free dial-in number:	1- 800-430-8332
International dial-in number:	1- 323-289-6581
Conference ID:	1356868

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact LHA Investor Relations at 1-212-838-3777.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=142114 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on Wednesday March 17, 2021, through April 17, 2021.

Toll Free Replay Number:	1- 844-512-2921
International Replay Number:	1-412-317-6671
Replay ID:	1356868

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is pioneering the development of its broadly patented bi-directional power switches, creating highly efficient and ecofriendly energy control solutions for electric vehicle, electric vehicle charging, renewable energy, energy storage, UPS / data center and other industrial and military applications. The Company is focused on its patented Bi-directional, Bi-polar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bi-directional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ modules will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Safe Harbor Statement
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the impact of COVID-19 on our business, financial condition and results of operations, the success of our B-TRAN™ technology, including the success of our contract with DTI, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents and our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN™ technology and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:
LHA Investor Relations

Carolyn Capaccio, CFA; Keith Fetter

T: 212-838-3777

IdealPowerIR@lhai.com

IDEAL POWER INC.

 Balance Sheets

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$3,157,256	$3,057,682
Accounts receivable, net	170,287	-
Prepayments and other current assets	118,883	248,148
Total current assets	3,446,426	3,305,830

Property and equipment, net	37,125	47,302
Intangible assets, net	1,568,903	1,634,378
Right of use asset	79,719	260,310
Other assets	-	17,920
Total assets	$5,132,173	$5,265,740
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$101,984	$182,956
Accrued expenses	475,487	319,135
Current portion of lease liability	82,055	183,119
Total current liabilities	659,526	685,210

Long-term debt	91,407	-
Long-term lease liability	-	82,055
Other long-term liabilities	552,031	609,242
Total liabilities	1,302,964	1,376,507

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2020 and 2019	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized; 3,265,740 shares issued and 3,264,419 shares outstanding at December 31, 2020; 2,101,272 shares issued and 2,099,951 shares outstanding at December 31, 2019	3,266	2,101
Additional paid-in capital	78,974,964	71,242,256
Treasury stock, at cost; 1,321 shares at December 31, 2020 and 2019, respectively	(13,210)	(13,210)
Accumulated deficit	(75,135,811)	(67,341,914)
Total stockholders’ equity	3,829,209	3,889,233
Total liabilities and stockholders’ equity	$5,132,173	$5,265,740

 IDEAL POWER INC.

Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Grant revenue	$273,827	$–	$428,129	$–
Cost of grant revenue	273,827	–	428,129	–
Gross profit	–	–	–	–

Operating expenses:
Research and development	559,356	245,410	1,720,893	1,050,151
General and administrative	573,474	544,787	2,347,089	2,065,112
Total operating expenses	1,132,830	790,197	4,067,982	3,115,263

Loss from continuing operations before interest	(1,132,830)	(790,197)	(4,067,982)	(3,115,263)

Other expenses:
Interest expense, net	2,569	1,195	5,049	4,267
Warrant inducement expense	–	–	3,720,866	-
Total other expenses	2,569	1,195	3,725,915	4,267

Loss from continuing operations	(1,135,399)	(791,392)	(7,793,897)	(3,119,530)
Loss from discontinued operations	–	(30,978)	-	(799,025)
Loss on sale of discontinued operations	–	–	-	(9,107)
Net loss	$(1,135,399)	$(822,370)	$(7,793,897)	$(3,927,662)

Loss from continuing operations per share – basic and fully diluted	$(0.26)	$(0.36)	$(2.20)	$(1.89)
Loss from discontinued operations per share – basic and fully diluted	–	(0.01)	-	(0.49)
Net loss per share – basic and fully diluted	$(0.26)	$(0.37)	$(2.20)	$(2.38)

Weighted average number of shares outstanding – basic and fully diluted	4,356,324	2,228,152	3,539,217	1,653,996

IDEAL POWER INC.

Statements of Cash Flows

	For the Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Loss from continuing operations	$(7,793,897)	$(3,119,530)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	122,152	110,463
Write-off of capitalized patents	20,660	14,707
Stock-based compensation	868,648	184,339
Stock issued for services	50,000	—
Warrant inducement expense	3,720,866	—
Decrease (increase) in operating assets:
Accounts receivable	(170,287)	—
Prepaid expenses and other assets	147,185	85,729
Increase (decrease) in operating liabilities:
Accounts payable	(80,972)	88,753
Accrued expenses	96,613	104,956
Net cash used in operating activities	(3,019,032)	(2,530,583)
Net cash used in operating activities – discontinued operations	—	(688,074)
Cash flows from investing activities:
Purchase of property and equipment	(13,940)	(4,253)
Acquisition of intangible assets	(53,220)	(99,845)
Net cash used in investing activities	(67,160)	(104,098)
Net cash provided by (used in) investing activities – discontinued operations	—	23,587
Cash flows from financing activities:
Proceeds from loans	91,407	—
Net proceeds from exercise of warrants	3,094,359	—
Net proceeds from issuance of common stock and pre-funded warrants	—	3,098,773
Net cash provided by (used in) financing activities	3,185,766	3,098,773
Net increase in cash and cash equivalents – continuing operations	99,574	464,092
Net decrease in cash and cash equivalents – discontinued operations	—	(664,487)
Cash and cash equivalents at beginning of year	3,057,682	3,258,077
Cash and cash equivalents at end of year	$3,157,256	$3,057,682